UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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FEDERAL SIGNAL CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
FEDERAL SIGNAL MAILS ADDITIONAL INFORMATION TO STOCKHOLDERS
Urges Stockholders to Make Their Vote Count at 2009 Annual Meeting and
Vote The WHITE Proxy Card To Elect Federal Signal’s Board Nominees
OAK BROOK, Ill., April 14 — Federal Signal Corporation (NYSE: FSS), a leader in advancing security and well-being, announced today that it has mailed to stockholders additional information urging stockholders to elect Federal Signal’s director nominees – Jim Goodwin, Joe Wright, and Bill Osborne, the Company’s newly-hired president and chief executive officer – at the Company’s 2009 Annual Meeting of Stockholders.
The mailing is available under the “Investors” section of the Company’s website at: http://www.federalsignal.com and at the SEC’s website at http://www.sec.gov.
Highlights include:
•	Federal Signal is positioned for growth. Since 2008, Federal Signal’s Board and management team have taken a series of actions to position the Company for sustainable and profitable growth and to drive stockholder value. Among other things, Federal Signal appointed a new executive management team led by Bill Osborne (president and CEO) and Bill Barker (senior vice president and CFO), strengthened the balance sheet by divesting non-core assets, enhanced liquidity, and initiated a $20 million annual cost reduction program.

•	Federal Signal has the right strategic plan to build stockholder value. Federal Signal is executing a two-pronged strategy to deliver growth and enhance earnings and cash flow. This strategy includes: (1) driving growth through the Public Safety Systems Platform and increasing margins and (2) extracting efficiencies from the Company’s Environmental Solutions Group, Safety & Security Systems Group and Fire Rescue Group (Bronto).

•	Federal Signal’s Board has a record of strong corporate governance and is committed to serving the best interests of ALL stockholders. Federal Signal’s Board and all of the Board’s Committees are independent. Five new directors, out of nine continuing directors, have joined Federal Signals’ Board since 2005, including two new independent stockholder-proposed directors who joined in 2008. In addition, Federal Signal has separated its Chairman and CEO since 2004, and has committed to name a new independent Chairman following the 2009 Annual Meeting.

•	Federal Signal’s director nominees – Jim Goodwin, Bill Osborne and Joe Wright – are highly-qualified. After carefully considering a number of individuals, including Warren Kanders and his two other nominees, Federal Signal’s Board unanimously determined that Jim Goodwin, Bill Osborne and Joe Wright would best serve the interests of all Federal Signal stockholders. The Board believes these three individuals are the most qualified candidates as they have the requisite experience and possess a deeper knowledge of the Company’s business than the nominees proposed by Warren Kanders.

•	Warren Kanders is a rejected CEO candidate who has NO plan and NO ideas to build stockholder value at Federal Signal. Federal Signal believes Warren Kanders wants board seats, in part, to impose his self-serving agenda at the expense of stockholders. In addition, Warren Kanders has a track record of installing directors with long-standing ties to himself and an inconsistent record of stockholder value creation. Paying himself is Warren Kanders’ #1 priority.

•	Warren Kanders’ nominees are NOT independent of Warren Kanders, and we believe, if elected, would act only to advance Warren Kanders’ interests, not the interests of all Federal Signal stockholders. Warren Kanders’ nominees have long-standing relationships with Warren Kanders, no proven record of stockholder value creation, little-to-no operational experience in the markets in which Federal Signal operate, and little-to-no experience serving on boards of public companies that are not-affiliated with Warren Kanders.
Federal signal urges stockholders to protect their investment and not risk the Company’s future and prospects by exposing Federal Signal to Warren Kanders and his nominees. Support Federal Signal’s Board and management by signing, dating and returning the WHITE proxy card today.
Federal Signal shareholders who have any questions or need assistance voting their WHITE proxy card should contact Innisfree M&A Incorporated, which is assisting the Company in this matter, toll-free at (877) 800-5186.
About Federal Signal
Federal Signal Corporation (NYSE: FSS) enhances the safety, security and well-being of communities and workplaces around the world. Founded in 1901, Federal Signal is a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and institutional customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates three groups: Safety and Security Systems, Environmental Solutions and Fire Rescue. For more information on Federal Signal, visit: http://www.federalsignal.com.
Forward-Looking Language
This news release may contain words such as “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “project,” “estimate” and “objective” or the negative thereof or similar terminology concerning Federal Signal’s future financial performance, business strategy, plans, goals and objectives. These expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Federal Signal’s possible or assumed future performance or results of operations and are not guarantees. While these statements are based on assumptions and judgments that management has made in light of industry experience as well as perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances, they are subject to risks, uncertainties and other factors that may cause Federal Signal’s actual results, performance or achievements to be materially different from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission (“SEC”).
Important Information
In connection with the solicitation of proxies, on March 30, 2009 Federal Signal filed with the SEC and on March 31, 2009 mailed to stockholders, a definitive proxy statement and a WHITE proxy card for its 2009 annual meeting of stockholders. Stockholders may obtain Federal Signal’s proxy statement, a WHITE proxy card and any amendments or supplements and other documents for free by contacting Innisfree M&A Incorporated toll-free at (877) 800-5186.
Contacts:

William G. Barker III	Matthew Sherman / Tim Lynch
Senior Vice President & Chief Financial Officer	Joele Frank, Wilkinson Brimmer Katcher
Federal Signal Corporation	212-355-4449
630-954-2000	msherman@joelefrank.com /
wbarker@federalsignal.com	tlynch@joelefrank.com
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